EXHIBIT 10.1
Confidential

SEPARATION AGREEMENT
This Separation Agreement (this “Agreement”) is executed by and between Coastal Community Bank (the “Bank”), Coastal Financial Corporation (the “Holding Company” and together with the Bank, the “Company”) and Brandon Soto (“Soto”).
WHEREAS, Soto currently serves as Chief Financial Officer of the Bank and the Holding Company, pursuant to the terms of the Employment Agreement by and between the Holding Company, the Bank and Soto, dated as of October 1, 2025 (the “Employment Agreement”);
WHEREAS, Soto has elected to voluntarily resign his employment with the Company;
WHEREAS, Section 4(c)(i) of the Employment Agreement requires that Soto deliver a Notice of Termination at least ninety (90) days prior to the desired termination date in the event of a voluntary resignation (“Advance Notice”) and Section 20(d) of the Employment Agreement requires Soto to repay 100% of his $15,000 signing bonus if Soto resigns prior to October 1, 2026 (“Repayment Obligation”);
WHEREAS, the Board of Directors of the Company believes it is in the best interests of the Company and its shareholders to waive the Advance Notice and Repayment Obligations in exchange for the covenants set forth herein.
THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:
1.Separation. Soto’s voluntary resignation from employment with the Company and from any and all other positions Soto may hold with the Company and each of its respective direct or indirect subsidiaries (collectively, the “Company Group”) is effective as of August 15, 2026 (the “Separation Date”). The Company hereby waives the Advance Notice and the Repayment Obligation. Soto agrees to execute any documents reasonably required by the Company Group to effectuate the resignations set forth in this Section 1.
2.Accrued Salary and Benefits. The Company will pay Soto (a) all accrued salary, vacation pay, expense reimbursement and cash entitlement, if any, (less any reimbursements from Soto for a negative vacation balance) earned through the Separation Date, and (b) any other benefits required to be paid under any plan or agreement in accordance with its terms, subject to standard payroll deductions and withholdings, in accordance with applicable law. Soto is entitled to these payments regardless of whether Soto signs this Agreement.
3.No Severance. Soto acknowledges and agrees that, because Soto is voluntarily resigning his employment without Good Reason (as defined in the Employment Agreement), Soto is not eligible for and will not receive any severance payments or benefits under Section 5(b) or any other severance-related provision of the Employment Agreement.
4.Equity Awards. All of Soto’s outstanding Company equity awards, including those issued under the Company’s 2018 Omnibus Stock Incentive Plan and award agreements thereunder, are unvested and will be automatically forfeited as of the Separation Date.
5.Affirmation of Payment. Soto affirms that Soto has been paid and/or has received all leave (paid or unpaid), compensation, wages, bonuses, commissions, and/or benefits to which Soto may be entitled, and that no other leave (paid or unpaid), compensation, wages, bonuses, commissions and/or benefits are due to Soto from the Company Group, except as provided in this Agreement.
6.Release of Claims. In exchange for good and valuable consideration, including the Company’s waiver of the Advance Notice and Repayment Obligation as set forth in this Agreement, Soto hereby releases, acquits and forever discharges each member of the Company Group and each such member’s past, present and future agents, employees, officers, directors, partners, shareholders, assigns, successors, joint venturers, insurers and affiliated persons and organizations (“Released Parties”), of and from any and all claims, liabilities, demands, causes of action, costs, disputed wages, attorneys’ fees, damages, indemnities and obligations of every kind and nature, in law, equity or otherwise, known or unknown, suspected or unsuspected (“Claims”), arising out of or in any way related to Soto’s employment with and separation from the Company Group, arising on or before the date Soto signs this Agreement, including, but not limited to: all common law Claims in contract, public policy or tort, such as breach of express or implied contract, including breach of employment contract, interference with contractual relations, wrongful discharge in violation of public policy, constructive discharge, retaliation, legal or equitable claim of violation of the duty of good faith and fair dealing, intentional or negligent infliction of emotional distress, negligent or intentional misrepresentation, fraud, defamation, slander; Claims related to wages, salary, bonuses, commissions, incentive payments, including any claim for liquidated or double damages, to the extent permitted by law; Claims related to stock, stock options or any ownership or equity interests in the Company Group; Claims related to vacation, personal time off, fringe benefits, expense reimbursements or any other form of compensation; Claims for breach of any term or condition of an employee handbook or policy manual, including any claim for breach of any promise of specific treatment in specific circumstances; Claims pursuant to any federal, state or local law, each as amended and including their implementing regulations, including, but not limited to: Title VII of the Civil Rights Act of 1964, as amended; Civil Rights Act of 1991; Sections 1981 through 1988 of Title 42 of the United States Code; Employee Retirement Income Security Act of 1974 (“ERISA”), as amended; Immigration Reform and Control Act, as amended; Americans with Disabilities Act of 1990, as amended; Workers Adjustment and Retraining Notification Act, as amended; Occupational Safety and Health Act, as amended; the Sarbanes-Oxley Act of 2002; National Labor Relations Act; Family and Medical Leave Act, as amended; Fair Labor Standards Act; Fair Credit Reporting Act; Washington Law Against Discrimination (RCW 49.60 et seq.); any provision of Title 49 of the Revised Code of Washington; Washington Minimum Wage Act, as amended, to the extent permitted by law; any provision of Title 296 of the Washington Administrative Code; Title 51 of the Industrial Insurance Act of Washington, as amended, to the extent permitted by law; Washington Consumer Protection Act (RCW 19.86 et seq.); Washington Equal Pay Opportunity Act; Washington Fair Chance Act; Equal Pay Act of 1963; COBRA; any Claim pursuant to a collective bargaining agreement; and any Claim for attorney’s fees, costs or other expenses incurred in pursuing a claim under any federal, state or local law (collectively, the “Released Actions”); provided, however, that the release by Soto of the Released Parties from the Released Actions will not release the Released Parties from (a) any obligations of Released Parties set forth in this Agreement, or (b) Claims that cannot be waived by law, such as claims for unemployment benefit rights and workers’ compensation. In furtherance and not in limitation of the foregoing, the Released Parties’ obligations to provide directors’ and officers’ liability insurance coverage and employment practices liability insurance coverage to Soto and to indemnify Soto to the fullest extent permitted by applicable law, the Articles of Incorporation, and the Bylaws of the Company will survive and remain in full force and effect for the benefit of Soto until the expiration of the longest applicable statute of limitations (including any tolling thereof) governing any claim, action, suit, or proceeding for which Soto may seek coverage or indemnification hereunder.
7.Legally Protected Communications. Nothing in this Agreement or the Continuing Obligations is intended to restrict, prohibit, or interfere with Soto’s right to (a) voluntarily communicate with an attorney retained by Soto; (b) engage in a protected activity, including engaging in concerted activity under the National Labor Relations Act; (c) file a charge or communicate with, or participate in any investigation, examination or proceeding conducted by, any law enforcement, government agency, including the Securities and Exchange Commission, or any federal, state or local administrative agency, including the Equal Employment Opportunity Commission, the Washington State Human Rights Commission, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of San Francisco, the Federal Deposit Insurance Corporation, and the Washington Department of Financial Institutions, in each case without advance notice to the Company Group; (d) recover a SEC whistleblower award as provided under Section 21F of the Securities Exchange Act of 1934, as amended, or obtaining any other “whistleblower” award, to the extent such right cannot be waived; (e) disclose any information (including, without limitation, confidential information) to a court or other administrative or legislative body in response to a subpoena, court order or written request; provided that with respect to any subpoena, court order or written request on behalf of any non-governmental person, Soto uses commercially reasonable efforts to cooperate with any effort by the Company to seek to challenge the subpoena, court order or written request on behalf of any non-governmental person or obtain a protective order limiting its disclosure, or other appropriate remedy; or (f) file or disclose any facts necessary to receive unemployment insurance, Medicaid or other public benefits to which Soto is entitled. Nothing in this Agreement prevents Soto from discussing or disclosing conduct that Soto reasonably believes to be illegal discrimination, illegal harassment, illegal retaliation, a wage and hour violation, sexual assault, or that is recognized as against a clear mandate of public policy. In order to comply with the Defend Trade Secrets Act of 2016: Soto will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (x) in confidence to a federal, state, or local government official, either directly or indirectly, solely for the purpose of reporting or investigating a suspected violation of law; (y) in confidence to an attorney, solely for the purpose of reporting or investigating a suspected violation of law; or (z) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.
8.Continuing Obligations. Soto acknowledges that he remains subject to, and this Agreement does not release him from, his existing restrictive covenant obligations under Section 6 of the Employment Agreement (collectively, the “Continuing Obligations”), including: Sections 6(a) (Return of Assets), 6(b) (Confidentiality), 6(d) (Non-Solicitation), and 6(e) (Non-Disparagement).
9.Return of Property. Soto expressly acknowledges Soto’s obligation to return to the Company all documents, information and other property of any member of the Company Group in Soto’s possession or control pursuant to Section 6(a) of the Employment Agreement. To the extent such items have not already been returned to the Company, Soto will do so no later than the Separation Date, or such earlier date as requested by the Company. The Company will make all determinations relating to Soto’s access to the Company’s platforms, systems, or technology in its sole discretion.
10.Cooperation. In exchange for good and valuable consideration, including the Company’s waiver of the Advance Notice and Repayment Obligation as set forth in this Agreement, Soto agrees to cooperate fully and in good faith with the Company Group and its affiliates, upon reasonable written notice, in connection with any existing or future investigation, litigation, arbitration, audit, regulatory inquiry, governmental proceeding, or internal review relating to matters in which Soto was involved or of which Soto has knowledge as a result of Soto’s employment with the Company Group, other than disputes between Soto and any member of the Company Group. Such cooperation will include, without limitation, providing truthful information, making himself reasonably available for interviews, meetings, depositions, testimony, and the execution of documents, in each case at times and in a manner reasonably requested by the Company Group, including by remote means (such as videoconference or telephone) where practicable, and scheduled, where practicable, so as not to materially interfere with Soto’s subsequent employment or personal commitments. The Company Group will reimburse Soto for reasonable out-of-pocket expenses incurred in connection with such cooperation. This Agreement does not require Soto to waive privilege, provide legally protected information, or execute any statement or document Soto does not independently believe is accurate. The Company acknowledges and agrees that its rights to avail itself of Soto’s cooperation services will at all times be exercised in a reasonable manner, that adequate written notice will be given to Soto in such events, and that non-compliance with any such request by Soto for good reason, including, but not limited to, ill health or prior commitments, will not constitute a breach or violation of this Agreement.
11.Independent Review. Soto understands and acknowledges the significance and consequence of this Agreement, including the release of claims in Section 6, acknowledges that Soto has had the opportunity to review and consult with other persons of Soto’s choice about this Agreement, recognizes that Soto enters into this Agreement voluntarily, and expressly consents that it will be given full force and effect according to each and all of its expressed terms and provisions, including those relating to unknown or unsuspected claims, demands, obligations and causes of action that are in any manner related to Soto’s employment and separation of employment with the Company Group. Soto acknowledges, further, that Soto has been advised to consult with an attorney prior to accepting this Agreement, and Soto acknowledges that Soto has had the ability and opportunity to do so. Soto also agrees and acknowledges that Soto is receiving benefits to which Soto would not otherwise be entitled unless Soto signs this Agreement.
12.Governing Law. This Agreement will in all respects be subject to and governed by the internal laws of the State of Washington, without giving effect to its principles of conflicts of law. Any dispute arising under or relating to this Agreement will be resolved in accordance with the dispute resolution provisions of the Employment Agreement.
13.No Admission of Liability. The parties agree that neither this Agreement nor the furnishing of the consideration for this Agreement will be deemed or construed at any time for any purpose as an admission by any party of any liability or unlawful conduct of any kind.

14.Assignment. Soto may not assign or hypothecate this Agreement and any such attempted assignment or hypothecation will be void ab initio. The Company may assign its rights, together with its obligations, under this Agreement, in whole or in part, (i) to any affiliate or subsidiary or (ii) to third parties in connection with any sale, transfer or other disposition of all or substantially all of its equity, business or assets or in connection with any merger, acquisition and/or reorganization.
15.No Modifications; Severability; Counterparts. This Agreement may be modified only by written agreement of the Company and Soto and may not be modified by any oral agreement. If any part or provision of this Agreement is deemed invalid or otherwise unenforceable by a court of proper jurisdiction, those sections will be enforced to the extent deemed lawful by the court, and the remaining sections of this Agreement will continue to be valid and effective in full force. This Agreement may be executed in one or more counterparts, by facsimile or duplicates of originals, all of which, taken together, will constitute the same instrument.
16.Effective Date. This Agreement will be enforceable and effective immediately upon its execution (the date on which this Agreement is executed, the “Effective Date”).
17.Entire Agreement. This Agreement constitutes the entire agreement between Soto and the Company with respect to the subject matter hereof and supersedes all prior negotiations, representations, arrangements or agreements relating thereto; provided, however, that the Continuing Obligations will apply and remain in full force and effect and will survive the execution, delivery and performance of this Agreement and are incorporated by reference as if set forth herein and executed in connection with this Agreement. Soto represents that in executing this Agreement, Soto has not relied on any representation or statement not set forth herein.

ACCEPTANCE OF AGREEMENT
Both parties hereto acknowledge that they have carefully read this Separation Agreement, and understand the contents set forth herein, and have signed the same of their own free act.
The undersigned hereby accept the terms and conditions stated in this Separation Agreement.

BRANDON SOTO

Brandon Soto Date:
COASTAL COMMUNITY BANK

Erika Heer, Chief Human Resources Officer Date:
COASTAL FINANCIAL CORPORATION

Christopher Adams, Chair of the Board Date: